PaineWebber Inc.
                                $405MM Chase 98-1
                           Whole Loan 30YR Fixed-Rate


GWAC                                        7.512% +/- 0.05%

Pass-Through                                6.75%

WAM                                         356 +/- 2% mths

California                                  28% max.

SF/PUDs                                     93% min.

Full/Alt Doc                                83% min.

Cash-Out Refi                               30% max.

AAA Ratings                                 2 of 4 (S&P, Fitch, Moody's, D&P)

Estimated Subordination Level               4.25%

Pricing Speed                               275% PSA

Settlement Date                             May 29, 1998



                             All number approximate.

All tranches subject to 5% size variance.

The information herein has been provided solely by PaineWebber Incorporated. Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein. The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information contained herein will be superseded by the Description of the Mortgage Pool contained in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by PaineWebber Incorporated.